Exhibit 10.18

STANDBY COMMON UNIT PURCHASE AGREEMENT

THIS STANDBY COMMON UNIT PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of                     , 2009, by and between Abraxas Petroleum Corporation, a Nevada corporation (“Abraxas Petroleum”), and Abraxas Energy Partners, L.P., a Delaware limited partnership (the “Partnership”).

BACKGROUND

A. The Partnership is contemplating an initial public offering (the “Public Offering”) of its common units (the “Common Units”), through an underwritten public offering led by Rodman & Renshaw LLC, as the representative of the underwriters (the “Underwriters”).

B. Abraxas Petroleum desires to purchase or cause a subsidiary to purchase up to $3.0 million of the Common Units in the Public Offering if such Common Units are not otherwise sold by the Underwriters.

C. Abraxas Petroleum will purchase such Common Units directly from the Partnership for its own account for investment purposes only on the terms and subject to the conditions set forth herein.

D. American Stock Transfer & Trust Company (“AST”) will act as the Partnership’s transfer agent.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

THE TRANSACTION

1.1 Purchase and Purchase Price.

(a) Purchase. Abraxas Petroleum hereby agrees to purchase up to $3.0 million Common Units (the “Standby Units”) in the Public Offering directly from the Partnership in the event that such Common Units are not otherwise sold by the Underwriters (the “Standby Purchase”).

(b) Purchase Price.

(i) The purchase price for the Standby Units (the “Purchase Price”) shall be equal to (i) the aggregate number of Standby Units purchased by Abraxas Petroleum, multiplied by (ii) the price per Common Unit sold pursuant to the Public Offering.

(ii) Abraxas Petroleum shall transfer to the Partnership an amount equal to the Purchase Price on the day of the closing of the Public Offering by wire transfer of immediately available funds.

1.2 Closing.

(a) Time and Place. The closing under this Agreement (the “Closing”) will take place at the time of the closing of the Public Offering, at the offices of Jackson Walker L.L.P., 112 E. Pecan Street, Suite 2400, San Antonio, Texas 78205 or at such other time, date or place as the parties shall mutually agree. The date on which the Closing occurs is referred to herein as the “Closing Date.”

(b) Deliveries and Proceedings to Transfer Agent. On the Closing Date, the Partnership shall instruct AST to accept instructions from Barbara Stuckey, or her designee at Abraxas Petroleum for the delivery to Abraxas Petroleum of the Standby Units purchased by Abraxas Petroleum.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership hereby represents and warrants to Abraxas Petroleum as follows:

2.1 Organization. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.2 Power and Authority. The Partnership has the requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

2.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement by the Partnership have been duly authorized by all necessary limited partnership action on the part of the Partnership, and this Agreement constitutes the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

ARTICLE III

REPRESENTATION AND WARRANTIES OF ABRAXAS PETROLEUM

Abraxas Petroleum represents and warrants to the Partnership as follows:

3.1 Organization. Abraxas Petroleum is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

3.2 Power and Authority. Abraxas Petroleum has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

3.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement by Abraxas Petroleum have been duly authorized by all necessary corporate action on the part of Abraxas Petroleum, and this Agreement constitutes the legal, valid and binding obligation of Abraxas Petroleum, enforceable against Abraxas Petroleum in accordance with its terms, except as may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

3.4 Authorization and Approvals. All consents, approvals, authorizations and orders necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby have been obtained.

3.5 Investment Intent. Abraxas Petroleum represents, warrants and covenants that it will acquire the Standby Units for its own account, as a long-term investment, and not with the view to resale or redistribution.

ARTICLE IV

CONDITIONS TO CLOSING; TERMINATION

4.1 Conditions Precedent to Obligations of Abraxas Petroleum. The obligations of Abraxas Petroleum to proceed with the Closing are subject to the fulfillment prior to or on the Closing Date of the following conditions (any one or more of which may be waived in whole or in part by Abraxas Petroleum at Abraxas Petroleum’s option):

(a) Bringdown of Representations and Warranties. The representations and warranties of the Partnership contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and Abraxas Petroleum shall have received a certificate, signed by an executive officer of the Partnership, to such effect.

(b) Performance and Compliance. The Partnership shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing Date, and Abraxas Petroleum shall have received a certificate, signed by any officer of the Partnership, to such effect.

(c) Public Offering. The Closing of the Public Offering shall have occurred.

4.2 Conditions Precedent to the Obligations of the Partnership. The obligations of the Partnership to proceed with the Closing hereunder are subject to the fulfillment prior to or on the Closing Date of the following conditions (any one or more of which may be waived in whole or in part by the Partnership at the Partnership’s option):

(a) Bringdown of Representations and Warranties. The representations and warranties of Abraxas Petroleum contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and Abraxas Petroleum shall have delivered to the Partnership a certificate, signed by an executive officer of Abraxas Petroleum, to such effect.

(b) Performance and Compliance. Abraxas Petroleum shall have performed all of the covenants and complied with all the provisions required by this Agreement to be performed or complied with by it on or before the Closing Date and Abraxas Petroleum shall have delivered to the Partnership a certificate, signed by any officer of Abraxas Petroleum, to such effect.

(c) Public Offering. The closing of the Public Offering shall have occurred.

(d) Payment. Abraxas Petroleum shall have delivered the Purchase Price to the Partnership by wire transfer in immediately available funds.

4.3 Termination.

(a) Termination. This Agreement may be terminated at any time prior to Closing (i) by mutual consent of Abraxas Petroleum and the Partnership; or (ii) by either Abraxas Petroleum or the Partnership, if the Partnership shall have withdrawn its Registration Statement on Form S-1 (Reg. No. 333-144537) (the “Registration Statement”).

(b) Effect of Termination. In the event of termination of this Agreement by either Abraxas Petroleum or the Partnership, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either Abraxas Petroleum or the Partnership, except for liabilities arising from a breach of this Agreement prior to such termination; provided, however, that the obligations set forth in Article 5 hereof shall survive such termination.

ARTICLE V

CERTAIN ADDITIONAL COVENANTS

5.1 Indemnification.

(a) Abraxas Petroleum hereby agrees to indemnify the Partnership and its Underwriters, affiliates, officers, employees, representatives and directors (the “Indemnified Persons”) against, and hold them harmless from, any loss, liability, claim, damage or expense, joint or several (“Losses”), arising directly or indirectly, out of or in connection with, the Standby Purchase, including, without limitation, (i) costs and expenses associated with the failure of Abraxas Petroleum to consummate the Standby Purchase and (ii) any claims by stockholders of Abraxas Petroleum or other persons arising from the Standby Purchase. Notwithstanding the foregoing, Abraxas Petroleum shall not indemnify the Partnership against liabilities arising from any untrue or allegedly untrue statement of a material fact, or omission or alleged omission of a material fact required to be stated to make the statements not misleading, in the Registration Statement, except for statements or omissions regarding the Standby Purchase. Abraxas Petroleum agrees to reimburse the Indemnified Persons, as incurred, for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any Losses.

(b) Promptly after receipt by an Indemnified Person of notice of the commencement of any action for which indemnification or contribution may be sought hereunder, such Indemnified Person will notify Abraxas Petroleum in writing of the commencement thereof. The failure to so notify Abraxas Petroleum will not relieve Abraxas Petroleum from liability under Section 5.1(a) above unless and to the extent that Abraxas Petroleum did not otherwise learn of such action and such failure results in the forfeiture of substantial rights and defenses. Abraxas Petroleum shall be entitled to appoint counsel at Abraxas Petroleum’s expense to represent the Indemnified Person in any action for which indemnification is sought (in which case Abraxas Petroleum shall not thereafter be liable for the fees and expenses of separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding Abraxas Petroleum’s election to appoint counsel to represent the Indemnified Person in an action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and Abraxas Petroleum shall bear the reasonable fees, costs and expenses of such counsel if (i) the use of counsel chosen by Abraxas Petroleum to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both Abraxas Petroleum and the Indemnified Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to Abraxas Petroleum, (iii) Abraxas Petroleum shall not have employed counsel reasonably satisfactory to the Indemnified Person within a reasonable time after notification of the commencement of such action or (iv) Abraxas Petroleum shall have authorized the Indemnified Person to employ separate counsel at the expense of Abraxas Petroleum.

(c) Abraxas Petroleum shall not, without the prior written consent of the relevant Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising from such claim, action, suit or proceeding. An Indemnified Person may not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder without the consent of Abraxas Petroleum, such consent not to be unreasonably withheld.

(d) In the event that the indemnity provided for in this Article 5 is unavailable to or insufficient to hold harmless an Indemnified Person for any reason, the Indemnified Persons and Abraxas Petroleum shall contribute to the Losses (including the legal and other expenses attributable to investigating or defending same) to which the Indemnified Person may be subject in such proportion as is appropriate to reflect the relative fault of the Indemnified

Person and Abraxas Petroleum in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Indemnified Person or Abraxas Petroleum, the intent of the Indemnified Person and Abraxas Petroleum, and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution was determined by any method of allocation that does not take into account the equitable considerations discussed above.

ARTICLE VI

MISCELLANEOUS

6.1 Nature and Survival of Representations. The representations, warranties, covenants and agreements of Abraxas Petroleum and the Partnership contained in this Agreement, and all statements contained in this Agreement or any exhibit hereto or any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed to constitute representations, warranties, covenants and agreements of the respective party delivering the same. All such representations, warranties, covenants and agreements shall survive the Closing.

6.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, or sent by overnight courier, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

(a)	If to Abraxas Petroleum, to:

Abraxas Petroleum Corporation

18803 Meisner Drive

San Antonio, TX 78258

Attention: Chris Williford

(b)	If to the Partnership, to:

Abraxas Energy Partners, L.P.

18803 Meisner Drive

San Antonio, TX 78258

Attention: Barbara Stuckey

6.3 Third Party Beneficiaries. Abraxas Petroleum acknowledges that each of the Underwriters of the Public Offering shall be a third party beneficiary entitled to exercise the rights and remedies provided for herein directly against Abraxas Petroleum. Abraxas Petroleum shall cooperate with and assist each of the Underwriters of the Public Offering with respect to any reasonable action such Underwriters are required to take to exercise such rights and remedies directly against Abraxas Petroleum.

6.4 Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns but shall not be assignable or delegable by any party without the prior written consent of the other party.

6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Texas, without giving effect to its principles of conflicts of laws or choice of forum.

6.6 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

6.7 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Each such copy shall be deemed an original.

6.8 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

6.9 Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and either party, as to such party, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in representations by the other party, (c) waive compliance by the other party with any of the agreements contained herein and performance of any obligations by the other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

6.10 Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

6.11 Interpretations. No party to this Agreement shall be considered the draftsman. This Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ABRAXAS PETROLEUM CORPORATION

By:
Name:
Title:

ABRAXAS ENERGY PARTNERS, L.P.

By:	Abraxas General Partner, LLC, its general partner

By:
Name:
Title: